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                                                                     Exhibit 5.1
                                                                     -----------

                               KIRKLAND & ELLIS
               Partnerships Including Professional Corporations
                            200 East Randolph Drive
                            Chicago, Illinois 60601
                                 312 861-2000

To Call Writer Direct:                                               Facsimile:
    312 861-2000                                                    312 861-2200


                                October 6, 1998

National Equipment Services, Inc.
1800 Sherman Avenue
Evanston, Illinois 60201

          Re:  National Equipment Services, Inc.
               Registration Statement on Form S-8
               ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to National Equipment Services, Inc. (the "Company") in connection with the proposed registration by the Company of up to 2,200,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable upon exercise of stock options granted under the National Equipment Services, Inc. 1998 Long Term Incentive Plan (the "Plan"), pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement").

          The opinions contained in this letter (herein called "our opinions") are based exclusively upon the General Corporation Law of the State of Delaware, as now constituted. We express no opinion as to the applicability of, compliance with, or effect of any other law or governmental requirement with respect to the Company. For purposes of our opinions we have assumed without independent investigation that factual information supplied to us for purposes of our opinions is complete and accurate.

          Based upon and subject to the foregoing, we hereby advise you that in our opinion:

          (1) The Company is a corporation existing and in good standing under the General Corporation Law of the State of Delaware.

          (2) Each share of Common Stock registered under the Registration Statement and issuable under the Plan, when issued as authorized by the Company upon payment of the
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National Equipment Services, Inc.
October 6, 1998
Page 2


     consideration to be paid therefor (in an amount at least equal to the par value of the related shares), will be validly issued, fully paid and non-assessable.

          For purposes of this letter we have relied without any independent verification upon (i) information contained in one or more certificates provided by the Secretary of State of the State of Delaware and (ii) factual information supplied to us by the Company. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of the opinion in numbered paragraph 1, we have relied exclusively upon a certificate issued by the Secretary of State of the State of Delaware, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by that certificate.

          We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the related Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

          We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of each share of Common Stock registered under the Registration Statement.

          This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware be changed by legislative action, judicial decision or otherwise.

                              Sincerely,

                              /s/ Kirkland & Ellis
                              Kirkland & Ellis